Exhibit 16.1

October 20, 2006

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Guidance Software, Inc.’s statements included under the caption “Changes In Independent Registered Public Accounting Firm” on page 96 in its Amendment No 1 to Registration Statement on Form S-1 Registration Statement (No. 333-137381) filed on October 20, 2006, and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP

Pasadena, California